Exhibit 99.10

MERD HOLDINGS, LLC

 INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	F-2

Balance Sheets as of September 30, 2005 (unaudited) and December 31, 2004	F-3

Statements of Income (Operations) for the nine months ended September 30, 2005 and 2004 (unaudited), and for the years ended December 31, 2004 and 2003	F-4

Statements of Cash Flows for the nine months ended September 30, 2005 and 2004 (unaudited), and for the years ended December 31, 2004 and 2003	F-5

Notes to Financial Statements	F-6

 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board Of Directors And Members Of Merd Holdings, LLC.
Burbank, California

We have audited the accompanying balance sheets of Merd Holdings, LLC. Doing business as Cinemills as of December 31, 2004 and 2003 and the related statements of income (operations), Members’ equity (deficit) and cash flows for each of the two years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Merd Holdings, LLC. as of December 31, 2004 and 2003, and the results of its operations and its cash flows for each of the two years then ended, in conformity with accounting principles generally accepted in the United States of America.

 The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred substantial net losses and has substantial monetary liabilities in excess of monetary assets as of December 31, 2004 and had an accumulated deficit. These matters, among others, raise substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are described in Note 1. These financial statements do not include any adjustments relating to the recoverability and classification of recoded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

/s/ Stonefield Josephson, Inc.
Los Angeles, California January 2, 2007

MERD HOLDINGS, LLC, dba CINEMILLS

BALANCE SHEETS

	September 30, 2005 (unaudited)	December 31, 2004

ASSETS
Current assets:
Cash	$3,349	$380
Accounts receivable - net of allowance of $22,840 and $29,362, respectively	46,266	64,940
Inventory	232,718	361,080
Prepaid expenses and other current assets	622	7,167
Total current assets	282,955	433,567

Property and equipment, net	13,035	20,446

Security Deposit	950	950

Total assets	$296,940	$454,963

LIABILITIES AND MEMBERS’ DEFICIT
Current liabilities:
Accounts payable	$123,242	$109,779
Accrued liabilities	25,100	10,991
Current portion of credit facility	-	299,211
Note payable - related party	-	35,000
Short-term borrowings - related party	438,498	-
Total current liabilities	586,840	454,981
Long term liabilities:
Credit facility less current portion	-	54,189

Total long term liabilities	-	54,189

Total liabilities	586,840	509,170

Members’ deficit	(289,900)	(54,207)
Total liabilities and members’ deficit	$296,940	$454,963

The Accompanying Notes Form an Integral Part of these Financial Statements.

MERD HOLDINGS, LLC, dba CINEMILLS

  STATEMENTS OF INCOME (OPERATIONS) AND MEMBERS’ EQUITY (DEFICIT)

	Nine months ended September 30, 2005 (unaudited)	Nine months ended September 30, 2004 (unaudited)	Year ended December 31, 2004	Year ended December 31, 2003

Net sales	$514,183	$684,207	$855,955	$1,367,512

Cost of sales	381,928	390,035	461,426	748,435

Gross profit	132,255	294,172	394,529	619,077

Operating expenses:

Selling, general and administrative	343,539	330,425	534,160	527,828

Total operating expenses	343,539	330,425	534,160	527,828

Income (loss) from operations	(211,284)	(36,253)	(139,631)	91,249

Other expense:
Interest expense	21,109	16,686	22,044	22,071

Total other expense	21,109	16,686	22,044	22,071

Income (loss) before provision for income taxes	(232,393)	(52,939)	(161,675)	69,178

Provision for income taxes	3,300	3,300	3,300	6,800

Net income (loss)	(235,693)	(56,239)	(164,975)	62,378

Members’ equity (deficit):
Beginning of period	(54,207)	110,768	110,768	48,390

End of period	$(289,900)	$54,529	$(54,207)	$110,768

The Accompanying Notes Form an Integral Part of these Financial Statements.

 MERD HOLDINGS, LLC, dba CINEMILLS

STATEMENTS OF CASH FLOWS

	Nine months ended September 30, 2005 (unaudited)	Nine months ended September 30, 2004 (unaudited)	Year ended December 31, 2004	Year ended December 31, 2003
Cash flows from operating activities:
Net income (loss)	$(235,693)	(56,239)	$(164,975)	$62,378
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	9,920	8,849	11,799	9,117
Changes in operating assets and liabilities in:
Accounts receivable	18,674	144,327	237,838	(98,367)
Inventory	128,362	25,207	(12373)	64,755
Prepaid expenses and other assets	6,545	(21,943)	(5,007)	(2,160)
Accounts payable	13,463	(89,151)	(69,186)	(17,258)
Accrued liabilities	14,136	7,791	(435)	1,936

Net cash provided by (used in) operating activities	(44,593)	18,841	(2,339)	20,401

Cash flows from investing activities:
Purchases of property and equipment	(2,536)	-	(14,022)	(910)

Net cash used in investing activities	(2,536)	-	(14,022)	(910)

Cash flows from financing activities:
Proceeds from short-term borrowings - related party	438,498	-	-	-
Borrowings (repayments) on credit facility	(353,400)	(13,098)	(26,028)	8,272
Borrowings from (repayments to) members	(35,000)	(26,886)	8,114	(7,655)

Net cash provided by (used for) financing activities	50,098	(39,984)	(17,914)	617

Net increase (decrease) in cash	2,969	(21,143)	(34,275)	20,108
Cash - beginning of period	380	34,655	34,655	14,547
Cash - end of period	$3,349	$13,512	$380	$34,655

Supplemental cash flow information:
Cash payments for interest	$21,109	$16,686	$22,044	$22,071
Cash payments for taxes	$-	$3,300	$6,800	$6,800

The Accompanying Notes Form an Integral Part of these Financial Statements.

MERD HOLDINGS, LLC, dba CINEMILLS

 NOTES TO FINANCIAL STATEMENTS

NOTE 1                     NATURE OF OPERATIONS AND BASIS OF PRESENTATION

The audited financial statements have been prepared by the Company, pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments), which are, in the opinion of management, necessary to fairly represent the operating results for the respective periods.

The accompanying unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the Securities and Exchange Commission for interim financial information. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position and results of operations. It is management’s opinion, however, that all adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statement presentation. The results for the interim period are not necessarily indicative of the results to be expected for the year. These unaudited interim financial statements should be read in conjunction with audited financial statements contained herein.

Merd Holdings, LLC (the “Company”), doing business as Cinemills, manufactures lighting equipment marketable worldwide to the motion picture, television, and related industries. The Company’s lighting equipment is used for digital imaging, film, video and still photographs. It markets a broad and advanced selection of HMI and Tungsten lighting fixtures as well as quartz incandescent and lightweight portable equipment. The products are sold to the motion picture, television and photography industries through commissioned salespersons and independent distributors.

The Company was formed in December 2001 and commenced operations on January 1, 2002 as a limited liability company in accordance with the Limited Liability Company Act (LLCA) of the State of California. It was formed to acquire substantially all assets of Cinemills Corp, a California corporation and Cinemills Sales Corporation, a California corporation (collectively the “Sellers”). In consideration of the acquisition, the Company paid off the Sellers’ Small Business Administration loan of approximately $300,000, assumed other debt of approximately $204,000 and gave a 10% interest of Merd Holdings, LLC to the sole shareholders of the Sellers.

Simultaneously with the formation of the Company, the Members entered into an operating agreement on December 27, 2001 (the “Operating Agreement”). The Company shall continue in existence until dissolved as provided by the Operating Agreement or the LLCA. The Company is managed by its Members and is comprised of a general managing Member and three other Member managers. The Members’ initial contribution was approximately $514,000 including the assumption of debt of approximately $504,000. During 2004, one of the founding Members transferred his entire ownership interest to another Member in the Company.

The Operating Agreement allocates operating profits and losses to its Members in proportion to their percentage of ownership interest in the Company. Profits and losses from capital transactions will be allocated prior to reducing the capital account by the distribution of proceeds from the capital transaction.

On September 30, 2005, the Company executed an exchange agreement with Gener8xion Entertainment, Inc.(“Gener8xion”), a Delaware corporation located in Los Angeles, California to sell substantially all of the assets of Merd Holdings, LLC to Gener8xion for 100,000 shares of its common stock and paid $438,498 of the Company’s outstanding liabilities.

Upon closing of the transaction, Cinemills, and its respective brand and name became a division of Gener8Xion that will serve as it’s media lighting equipment manufacturer and sales and marketing office for such related lighting products.

NOTE 2                     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The carrying value of the Company's accounts receivable, accounts payable, other accrued liabilities, promissory notes and line of credit approximate their estimated fair values due to the relatively short maturities of those instruments.

Cash and Cash Equivalents

For purposes of the statement of cash flows, cash equivalents include all highly liquid, short-term debt instruments with original maturities of three months or less which are not securing any corporate obligations. The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

Accounts Receivable

The Company’s receivables are recorded when billed and represent claims against third parties that will be settled in cash. The carrying value of the Company’s receivables, net of the allowance for doubtful accounts, represents their estimated net realizable value.   The Company evaluates the collectibility of accounts receivable on a customer-by-customer basis. The Company records a reserve for bad debts against amounts due to reduce the net recognized receivable to an amount the Company believes will be reasonably collected. The reserve is a discretionary amount determined from the analysis of the aging of the accounts receivables, historical experience and knowledge of specific customers.

Inventory

Inventory is valued at the lower of average cost or market.  Inventory consists of lighting parts and finished lighting equipment. As necessary, inventory is written down to its estimated fair market value based on assumptions about future demand and market conditions.  Failure to accurately predict and respond to consumer demand could result in the under production of popular items or overproduction of less popular items which may require additional inventory write-downs which could materially affect the Company’s future results of operations.

Property and Equipment

Property and equipment are recorded at cost and are depreciated over the estimated useful lives of the assets using the straight-line method.  Estimated useful lives for financial reporting purposes are as follows: furniture and fixtures, five to seven years; computer hardware and software, three years; leasehold improvements, over the shorter of five years or the lease term.  The cost and related accumulated depreciation of all property and equipment, when retired or otherwise disposed of, are removed from the accounts and  any gain or loss is recognized.

Maintenance and repair costs are charged to expense as incurred, and renewals and improvements that extend the useful lives of the assets are capitalized.

Revenue Recognition

The Company recognizes revenue when all four revenue recognition criteria have been met: persuasive evidence of an arrangement exists, the product has been delivered or the service has been rendered, the price is fixed or determinable and collection is probable.  The Company recognizes revenue from product sales when all of the foregoing conditions are met which is at the time of shipment where the risk of loss and title has passed to the customer.  However, for certain shipments, such as direct shipments from vendors to customers or where the Company uses consolidators to deliver the products (usually export shipments), revenue is recognized in accordance with the sales terms specified by the respective sales agreement.

Sales allowances for customer promotions, discounts and returns are recorded as a reduction of revenue when the related revenue is recognized.  Sales to customers are generally not subject to any price protection or return rights.

Advertising Costs

All advertising costs are expensed as incurred and charged to operations within Selling, General and Administrative expenses.  Such costs amounted to approximately $43,000 and $5,000 (unaudited) for the nine months ended September 30, 2005 and 2004, respectively, and approximately $37,000 and $26,000 for the years ended December 31, 2004 and 2003, respectively.

Shipping and Handling

All shipping and handling costs related to sales to customers are expensed as incurred and charged to Selling, General and Administrative expenses.  These expenses amounted to approximately $3,000 (unaudited) for both the nine months ended September 30, 2005 and 2004, respectively, and $4,000 and $8,000 for the years ended December 31, 2004 and 2003, respectively.

Comprehensive Income( Loss)

The Company had no components of Other Comprehensive Income (Loss) and, accordingly, no Statement of Comprehensive Income (Loss) has been included in the accompanying financial statements.

NOTE 3                     RECENT ACCOUNTING PRONOUNCEMENTS

 In November 2004, the FASB issued SFAS No. 151, “ Inventory Costs”, an amendment of Accounting Research Bulletin No. 43, Chapter 4.  This Statement is the result of a broader effort by the FASB working with the International Accounting Standards Board to reduce differences between U.S. and international accounting standards. SFAS No. 151 eliminates the “so abnormal” criterion in ARB No. 43 and companies will no longer be permitted to capitalize inventory costs on their balance sheets when the production defect rate varies significantly from the expected rate.  It also makes clear that fixed overhead should be allocated based on “normal capacity.” SFAS No. 151 is effective for inventory costs incurred during fiscal years beginning after September 15, 2005.  The Company will adopt this standard in the first quarter of 2006 but does not believe that it will have a material effect on the Company’s results of operations, financial position or cash flows.

In December 2004, the Financial Accounting Standards Board (FASB) issued SFAS No. 123 (revised 2004), “ Share-Based Payment” (SFAS 123R).  SFAS 123R eliminates the alternative of applying the intrinsic value measurement provisions of APB 25 to stock compensation awards issued to employees.  Rather, the new standard requires enterprises to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award.  That cost will be recognized over the period during which an employee is required to provide services in exchange for the award, usually the vesting period. The pro forma effects on net income and earnings per share as if we had applied the fair value recognition provisions of original SFAS 123 on stock compensation awards (rather than applying the intrinsic value measurement provisions of APB 25) are in the Notes to Consolidated Financial Statements (see Note 2).  Although the pro forma effects of applying original SFAS 123 may be indicative of the effects of adopting SFAS 123R, the provisions of these two statements differ in some important respects.  The actual effects of adopting SFAS 123R will be dependent on numerous factors including, but not limited to, the valuation model chosen to value stock-based awards; the assumed award forfeiture rate; the accounting policies adopted concerning the method of recognizing the fair value of awards over the requisite service period; and the transition method chosen for adopting SFAS 123R.  Adoption of this accounting standard will not have a material effect on the Company’s financial position, results of operations or cash flows.

In December 2004, the FASB Statement 153, “ Exchanges of Nonmonetary Assets - An Amendment of APB Opinion No. 29” (SFAS 153).  The standard is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged and eliminates the exception under APB Opinion No. 29 for an exchange of similar productive assets and replaces it with an exception for exchanges of nonmonetary assets that do not have commercial substance.  The standard is effective for nonmonetary exchanges occurring in fiscal periods beginning after June 15, 2005. The adoption of this standard is not expected to have a material effect on the Company’s financial position, results of operations, or cash flows.

 In May 2005, the FASB issued Statement No. 154, “ Accounting Changes and Error Corrections—a replacement of APB Opinion No. 20 and FASB Statement No. 3” (“SFAS No. 154”).  This Statement replaces APB Opinion No. 20, “Accounting Changes” and FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements,” and changes the requirements for the accounting for and reporting of a change in accounting principle.  SFAS No. 154 applies to all voluntary changes in an accounting principle and to any changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions.  SFAS No. 154 requires that all voluntary changes in accounting principles are retrospectively applied to prior financial statements as if that principle had always been used, unless it is impracticable to do so.  SFAS No. 154 is effective for accounting changes and error corrections occurring in fiscal years beginning after December 15, 2005.  The adoption of this standard, beginning in fiscal year 2006, is not expected to have any material effect on the Company’s financial position, results of operations or cash flows.

On September 28, 2005, the FASB ratified the following consensus reached in EITF Issue 05-8 (“Income Tax Consequences of Issuing Convertible Debt with a Beneficial Conversion Feature”): a) The issuance of convertible debt with a beneficial conversion feature results in a basis difference in applying SFAS No. 109, Accounting for Income Taxes. Recognition of such a feature effectively creates a debt instrument and a separate equity instrument for book purposes, whereas the convertible debt is treated entirely as a debt instrument for income tax purposes. b) The resulting basis difference should be deemed a temporary difference because it will result in a taxable amount when the recorded amount of the liability is recovered or settled. c) Recognition of deferred taxes for the temporary difference should be reported as an adjustment to additional paid-in capital. This consensus is effective in the first interim or annual reporting period commencing after December 15, 2005, with early application permitted. The effect of applying the consensus should be accounted for retroactively to all debt instruments containing a beneficial conversion feature that are subject to EITF Issue 00-27, “Application of Issue No. 98-5 to Certain Convertible Debt Instruments” (and thus is applicable to debt instruments converted or extinguished in prior periods but which are still presented in the financial statements). Management is evaluating the impact of this pronouncement on the Company’s financial statements.

In September 2005, the FASB approved EITF Issue 05-7, “Accounting for Modifications to Conversion Options Embedded in Debt Securities and Related Issues” (“EITF 05-7”). EITF 05-7 addresses that the changes in the fair value of an embedded conversion option upon modification should be included in the analysis under EITF Issue 96-19, “Debtor’s Accounting for a Modification or Exchange of Debt Instruments,” to determine whether a modification or extinguishment has occurred and that changes to the fair value of a conversion option affects the interest expense on the associated debt instrument following a modification. Therefore, the change in fair value of the conversion option should be recognized upon the modification as a discount or premium associated with the debt, and an increase or decrease in additional paid-in capital. EITF 05-7 is effective for all debt modifications in annual or interim periods beginning after December 15, 2005. Management is evaluating the impact of this pronouncement on the Company’s financial statements.

In June 2005, the Emerging Issues Task Force, or EITF, reached a consensus on Issue 05-6, Determining the Amortization Period for Leasehold Improvements , which requires that leasehold improvements acquired in a business combination or purchased subsequent to the inception of a lease be amortized over the lesser of the useful life of the assets or a term that includes renewals that are reasonably assured at the date of the business combination or purchase. EITF 05-6 is effective for periods beginning after July 1, 2005. The Company does not expect the provisions of this consensus to have a material effect on the company’s financial position, results of operations or cash flows.

In June 2005, the FASB ratified EITF Issue No. 05-2, “The Meaning of ‘Conventional Convertible Debt Instrument’ in EITF Issue No. 00-19, ‘Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in a Company’s Own Stock” (“EITF No. 05-2”), which addresses when a convertible debt instrument should be considered ‘conventional’ for the purpose of applying the guidance in EITF No. 00-19. EITF No. 05-2 also retained the exemption under EITF No. 00-19 for conventional convertible debt instruments and indicated that convertible preferred stock having a mandatory redemption date may qualify for the exemption provided under EITF No. 00-19 for conventional convertible debt if the instrument’s economic characteristics are more similar to debt than equity. EITF No. 05-2 is effective for new instruments entered into and instruments modified in periods beginning after June 29, 2005. The Company has applied the requirements of EITF No. 05-2 to new instruments entered into and instruments modified in periods beginning after June 29, 2005. The Company does not expect the provisions of this statement to have a material effect on the company’s financial position, results of operations or cash flows.

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments” (“SFAS 155”), which amends SFAS No. 133, “Accounting for Derivatives Instruments and Hedging Activities” (“SFAS 133”) and SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities” (“SFAS 140”). SFAS 155 amends SFAS 133 to narrow the scope exception for interest-only and principal-only strips on debt instruments to include only such strips representing rights to receive a specified portion of the contractual interest or principle cash flows. SFAS 155 also amends SFAS 140 to allow qualifying special-purpose entities to hold a passive derivative financial instrument pertaining to beneficial interests that itself is a derivative instruments. The adoption of this standard is not expected to have a material effect on the Company’s financial position, results of operations or cash flows.

In July 2006, the FASB issued FASB Interpretation Number 48, Accounting for Uncertainty in Income Taxes, an Interpretation of FASB Statement No. 109, (“FIN48”). FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken in a tax return. The Company must determine whether it is “more-likely-than-not” that a tax position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. Once it is determined that a position meets the more-likely-than-not recognition threshold, the position is measured to determine the amount of benefit to recognize in the financial statements. FIN 48 applies to all tax positions related to income taxes subject to FASB Statement No. 109, Accounting for Income Taxes. The interpretation clearly scopes out income tax positions related to FASB Statement No. 5, Accounting for Contingencies. We will adopt the provisions of this statement beginning fiscal year ending 2008. The cumulative effect of applying the provisions of FIN 48 will be reported as an adjustment to the opening balance of retained earnings on January 1, 2007. We do not anticipate that the adoption of this statement will have a material effect on our financial position or results of operations.

NOTE 4                     INVENTORY

Inventory consists of the following:

	September 30, 2005 (unaudited)	December 31, 2004
Finished lighting equipments and lighting parts	$232,718	$361,080

	$232,718	$361,080

NOTE 5                     PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	September 30, 2005 (unaudited)	December 31, 2004
Machinery and equipment	$25,910	$25,910
Furniture and office equipment	14,670	12,134
Leasehold improvements	19,397	19,397
	59,977	57,441
Less: accumulated depreciation and amortization	(46,942)	(36,995)
Property and equipment, net	$13,035	$20,446

Depreciation and amortization expense amounted to $9,920 and $8,849 (unaudited) for the nine months ended September 30, 2005 and 2004, respectively, and $11,799 and $9,117 for the years ended December 31, 2004 and 2003, respectively.

NOTE 6                    INCOME TAXES

The Company is a Limited Liability Company and has elected to be taxed as a partnership for Federal and State income tax purposes. All elements of income and deductions are included in the tax returns of the members.

No provision for federal income taxes has been provided for the nine months ended September 30, 2005 and 2004 and years ended December 31, 2004 and 2003; however, the Company has provided for annual State minimum tax of $800 and a gross receipt tax based on its total annual gross revenues.

	Nine months ended September 30, 2005 (unaudited)	Nine months ended September 30, 2004 (unaudited)	Year ended December 31, 2004	Year ended December 31, 2003

State	$3,300	$3,300	$6,800	$6,800
Federal	0	0	0	0

	$3,300	$3,300	$6,800	$6,800

NOTE 7                     Senior Secured Credit Facility

The Company maintains a credit facility with a bank, which consist of a term loan and a revolving line of credit. The term loan of $250,000 with interest at Prime Lending Rate (Index) plus 1.5% points over the Index, is due in monthly principal installments of $4,167 plus interest through December 2006 and a final principal installment payment of $4,189 plus interest due in January 2007. The term loan is secured by all of the business assets, inventory, machinery and equipment and personally guaranteed by two Members of the Company. On September 30, 2005. The balance of $66,689 was paid off from an advance received from Gener8xion Entertainment, Inc. in relation to the asset purchase agreement as discussed herein.

The revolving line of credit in the amount of $250,000 with interest at Prime Lending Rate (Index) plus 1.5% points over the Index, is due June 2, 2006. As of December 31, 2004, there were borrowings of $353,400 against the facility. The credit facility is secured by all of the business assets, inventory, machinery and equipment and personally guaranteed by two members of the Company. As of September 30, 2005, the outstanding balance of $155, 309 (which included accrued interest of $7,478) were paid off from an advance received from Gener8xion Entertainment, Inc. in relation to the asset purchase agreement.

Credit facility, as presented on the balance sheet is as follows:

	September 30, 2005 (unaudited)	December 31, 2004
Senior Secured Credit Facility	$0	$353,400

Less: current portion	0	(299,211)
	$0	$54,189

Maturities of credit facility are as follows:

	Year ending December 31,	Amount
	2005	$299,211
	2006	50,000
	2007	4,189
Total		$353,400

Interest expense amounted to $21,109 and $16,686 (unaudited) for the nine months ended September 30, 2005 and 2004, respectively, and $22,044 and $22,071 for the years ended December 31, 2004 and 2003, respectively.

NOTE 8:                     RELATED PARTY TRANSACTIONS

Member advances to the Company amounted to $216,500 and zero (unaudited) for the nine months ended September 30, 2005 and $35,000 for the year ended December 31, 2004. There was no set repayment schedule or interest charged. On September 30, 2005, the Member was repaid $216,500 from an advance received from Gener8xion Entertainment, Inc. in relation to the asset purchase agreement as discussed herein.

On September 30, 2005, the Company executed an exchange agreement with Gener8xion Entertainment, Inc. (“Gener8xion”), a Delaware corporation located in Los Angeles, California to sell substantially all of the assets of Merd Holdings, LLC to Gener8xion for 100,000 shares of its common stock and paid $438,498 of the Company’s outstanding liabilities. The amount paid for the Company’s outstanding liabilities is considered as a short borrowing with no interest charge.

On November 1, 2004, the Company entered into a lease agreement for office and warehouse space for $4,400 per month, which expires October 31, 2007. The lease agreement is with a company in which a Member of the Company has a 50% interest. Prior to this agreement, the Company occupied this facility under a month-to-month lease for $4,000 per month. The amounts charged to rent expense relating to this agreement were $39,600 and $36,000 (unaudited) for the nine months ended September 30, 2005 and 2004, respectively, and $48,800 and $48,000 for the years ended December 31, 2004 and 2003, respectively.

The minimum future lease obligations are as follows:

	Year ending December 31,	Amount
	2005	$52,800
	2006	52,800
	2007	44,000
Total		$149,600

Total rent expense amounted to $41,700 and $38,850 (unaudited) for the nine months ended September 30, 2005 and 2004, respectively, and $54,500 and $48,000 for the years ended December 31, 2004 and 2003, respectively.

A company owned by one of the members received management fees from the Company. These fees amounted to zero and $2,980 (unaudited) for the nine months ended September 30, 2005 and 2004, respectively, and $2,980 and $49,125 for the years ended December 31, 2004 and 2003, respectively.